CLOVER HEALTH INVESTMENTS, CORP. INSIDER TRADING POLICY (Amended and Restated as of February 13, 2025) 1. Purpose The following sets forth the policy of Clover Health Investments, Corp. (the “Company”) with respect to transactions in the Company’s securities (e.g., Class A common stock, Class B common stock, and stock options, but as described more fully in Section 4 below), as well as the securities of other companies if your job exposes you to material, non-public information (“MNPI”) relevant to those companies, for the purposes of promoting compliance with applicable securities laws by its directors, officers, employees, and certain designated contractors and vendors of the Company and its subsidiaries (each, a “Covered Person”), avoiding the appearance of impropriety, and preventing potential harm to Covered Persons and the Company. This policy also applies to trading in Company securities by the Company itself, solely to the extent set forth in Section 10 below. This policy supplements (and does not replace) the Company’s Code of Business Conduct and Ethics (the “Code”), and all Covered Persons subject to this policy also remain subject to the provisions of the Code, including the provisions regarding insider trading generally and transacting in Company securities. Federal and state securities laws prohibit the purchase or sale of a company’s securities by anyone who is aware of MNPI relevant to that company. (This Policy provides a detailed explanation of the types of information that may be considered MNPI in Section 3 below.) These laws also prohibit anyone who is aware of MNPI from disclosing this information to others who may transact. Companies and their controlling persons may also be subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel. The penalties for insider trading are severe and may include, among other things, civil fines of up to three (3) times the profit gained or loss avoided, and criminal fines of up to $5 million and up to twenty years in jail for each violation. The United States Securities and Exchange Commission (“SEC”) has imposed large penalties even when the disclosing person did not profit from the transaction. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading. 2. Covered Persons As a director, officer, employee or designated contractor or vendor of the Company or its subsidiaries, this policy applies to you. The same restrictions that apply to you also apply to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they transact in the Company’s securities). This policy also covers venture capital firms and other entities (such as partnerships, trusts and corporations) of which you are a principal or for which you participate in or control investment or transaction decisions. You are responsible for making sure that any transaction in securities covered by this policy by you or any of these people or entities complies with this policy. Each individual is responsible for making sure that he or she, as well as the family members, and other persons and entities subject to this policy, understands and

2 complies with this policy and any applicable insider trading laws. Employees of the Company who violate this policy may be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity plans or termination of employment for cause, in addition to civil liability or regulatory discipline. The descriptions in this policy relating to transacting while in possession of MNPI and the use or disclosure of that information continue to apply to transactions in securities even after termination of employment or association with the Company. If you are aware of MNPI about the Company or another company when your employment or other business relationship with the Company ends, you may not transact in the Company’s securities or other company’s securities or disclose the MNPI to anyone else until that information is made public or is no longer material. In addition, the Company recommends that all Restricted Persons (as defined below) continue to comply with the requirements of this policy after termination of employment until the later of (a) the beginning of the next open trading window, and (b) sixty (60) days after termination of employment. 3. Definition of Material Non-Public Information For purposes of this policy, “material non-public information” or “MNPI” is any material information relevant to a company that has not yet become publicly available. Information is considered “non-public” if it is not generally known or available to the public. Please note that information may be “non-public” even though it is widely known within the Company. Information is considered to be available to the public only when it has been released broadly to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb and evaluate it. Ordinarily, information about the Company should not be considered public until at least one full trading day has passed following its formal release to the market. Information is considered “material” if a reasonable investor would likely consider it important in making a decision to buy, hold, sell or vote securities. As a general matter, any information that could reasonably be expected to affect the price of the security is material. The information may be positive or negative. Financial information is frequently material, even if it covers only part of a fiscal period or less than all of the company’s operations, since either of these might convey enough information about a company’s consolidated results of operations to be considered material information. Other common examples of information that may be material include: ● information regarding financial results, financial condition and financial forecasts or guidance, including earnings estimates or changes in previously announced earnings estimates; ● significant proposed mergers, acquisitions, joint ventures, investments or divestitures; ● gain or loss of significant members or lives under management; ● changes in performance in Star ratings or other health care quality metrics affecting payments or revenue; ● entry into, renewal, termination or changes to significant contracts;

3 ● significant layoffs or restructurings; ● cyber security incidents and data breaches; ● developments in significant litigation or government audits or investigations; ● contemplated public or private debt or equity offerings; ● significant changes in senior management or the board of directors; ● significant new lines of business, ventures, or partnerships; ● market expansion plans; or ● capital allocation developments, such as share repurchases and dividends. It is not possible to define all categories of material information, and you should recognize that the public, the media, regulators, and the courts may use hindsight in judging what is material. Therefore, it is important to “play it safe” and assume information is material if there is any doubt. You may also consult with the Corporate Compliance Officer. The “Corporate Compliance Officer” means the Company’s General Counsel; provided that in the event there is no General Counsel, or the General Counsel is unavailable, the Company’s Chief Financial Officer shall be authorized to serve as the Corporate Compliance Officer in the interim or to designate another person as the Corporate Compliance Officer. 4. Transacting While in Possession of MNPI is Prohibited 4.1. You are, at all times, prohibited from engaging in any transaction in the Company’s securities (including making gifts or other transfers without consideration, such as contributions to trusts) while aware of MNPI about the Company. It makes no difference whether or not you relied upon or used MNPI in deciding to transact – if you are aware of MNPI about the Company, the prohibition applies, and you may not transact. This prohibition covers virtually all transactions in securities of the Company, including securities and transactions not permitted under Section 6 of this policy. In this regard, the term “securities” includes common stock, options to purchase common stock, debt securities, preferred stock and derivative securities, such as put and call options, warrants, swaps, caps and collars, and the term “transactions” includes purchases, sales, pledges, hedges, loans and gifts of the Company’s securities, as well as other direct or indirect transfers of the Company’s securities. This prohibition extends to transactions in the Company’s securities over which you exercise or participate in the exercise of investment control, including: (i) transactions in the Company’s securities held in joint accounts or accounts of persons or entities controlled directly or indirectly by you; (ii) transactions in the Company’s securities for which you act as trustee, executor or custodian; and (iii) transactions in any other account or investment involving in any way any of the Company’s securities over which you exercise any direct or indirect control. 4.2 For the avoidance of doubt, this prohibition applies to the subsequent sales of the

4 Company’s securities issued pursuant to equity awards, and the Company’s Employee Stock Purchase Plan (“ESPP”), as well as broker-assisted sales for the purpose of generating the cash needed to cover the costs of options exercises and/or tax withholding. 4.3 You are also prohibited from engaging in transactions in securities of other companies (as broadly defined as such terms are in the second paragraph of Section 4.1) while aware of MNPI relevant to those companies if such MNPI was obtained in the course of your employment or other service with the Company. In particular, information learned in connection with your work on transactions or relationships between the Company and another company may constitute MNPI about the other company. Such MNPI may include negotiations over mergers, acquisitions, divestitures or renewal or termination of significant contracts or other arrangements. Information that directly concerns the Company may nonetheless also be relevant to other companies. 4.4 These prohibitions do not apply to: 4.4.1 The exercise of stock options or option-like awards if the exercise price is paid in cash or through the Company withholding a portion of the shares underlying the options. 4.4.2 The Company’s withholding of shares underlying equity awards to satisfy tax withholding requirements. 4.4.3 The purchase of shares under the ESPP. 4.4.4 Transactions made pursuant to a valid “10b5-1 plan” approved by the Corporate Compliance Officer as described in Section 8 below. 4.4.5 Transfers by will or the laws of descent and distribution or transfers for tax planning purposes in which your beneficial ownership and pecuniary interest in the transferred securities does not change. 4.4.6 Transactions otherwise prohibited by this policy if, prior to the transaction, the Corporate Compliance Officer determines that the transaction is not inconsistent with the purposes of this policy and exceptional circumstances apply. The existence of a personal financial emergency does not excuse you from compliance with this policy and will not be the basis for an exception to the policy under Section 4.4.6 or otherwise for a transaction that is not inconsistent with the purposes of the policy. 5. Disclosure of MNPI is Prohibited; No “Tipping” You may not disclose MNPI about the Company or any other company to others, make recommendations or express opinions to others about investments in or the prospects of the Company or those companies while in possession of this information, or otherwise make unauthorized disclosure or use of this information. Use of such information other than for

5 legitimate business purposes of the Company violates Company policy and the terms of applicable confidentiality agreements. This practice, known as “tipping”, can also violate the securities laws and can result in the same civil and criminal penalties that apply to insider trading, and will be a violation of this policy even though you did not transact and did not gain or intend to gain any benefit from another's transaction or the disclosure or use of such information. Any written or verbal statement that would be prohibited under the law or under this policy is equally prohibited if made on electronic bulletin boards, chat rooms, blogs, websites or any other form of social media, including the disclosure of MNPI about the Company or relevant to other companies that you learn through your work with the Company. 6. Other Prohibited Transactions You and any person acting on your behalf may not, directly or indirectly, at any time: 6.1 Engage in short sales of the Company’s securities (sales of securities that are not then owned), including “sales against the box” (short sales not exceeding the number of shares already owned). 6.2 Transact in derivatives of the Company’s securities, such as exchange-traded put or call options and forward transactions. 6.3 Purchase any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engage in any transactions that hedge or offset any decrease in the market value of the Company’s securities or limit your ability to profit from an increase in the market value of the Company’s securities. 6.4 Hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan unless the pledge has been approved by the Corporate Compliance Officer. 6.5 Except under valid 10b5-1 plans approved by the Corporate Compliance Officer as described in Section 8 below, establish standing or limit orders on Company securities for more than three business days. Standing or limit orders (other than those approved by the Corporate Compliance Officer as described in Section 8 below) may not execute during a Blackout Period or while a Covered Person is in possession of MNPI. 7. Blackout Periods; Pre-clearance of Transactions Except under valid 10b5-1 plans approved by the Corporate Compliance Officer as described in Section 8 below or for purchases under the ESPP: 7.1 The Corporate Compliance Officer, in consultation with the Chief Executive Officer and the Chief Financial Officer from time to time, will designate and maintain a list of “Restricted Persons” for purposes of this policy, and such list shall also denote those Restricted Persons subject to a pre-clearance requirement under the policy. Those Restricted Persons include the Company’s executive officers and directors,

6 including the Company’s principal accounting officer (if separate from the Company’s principal financial officer) (“Section 16 Persons”), as well as others who are at an enhanced risk of possessing MNPI and who therefore must exercise greater diligence to comply with insider trading prohibitions. This latter category includes certain senior finance, legal, HR, business development, investor relations, product, sales, growth, network, data science, corporate communication and management personnel, as well as any other Covered Persons in a role that makes it likely they will have involvement with MNPI. You will be notified by the Corporate Compliance Officer if you are considered a Restricted Person under this policy. 7.2 No Restricted Person may engage in transactions in the Company’s securities during a quarterly blackout period, regardless of whether they are then actually aware of MNPI. A quarterly blackout period is in effect with respect to each quarterly earnings announcement, starting at the close of trading on the fifteenth day of the third month of each fiscal quarter (provided, if the fifteenth day of the month is not a trading day, then the next trading day) and ending when one (1) full trading day has passed following the public announcement of the Company’s quarterly financial results. The Company has selected this period because it is the time when Restricted Persons are most likely to face heightened scrutiny over whether they have MNPI about the Company. 7.3 In addition to quarterly blackout periods applicable to certain Restricted Persons, from time to time the Company or the Corporate Compliance Officer may decide to impose an event-specific blackout period on those individuals who are identified as being aware of particular information that the Company or the Corporate Compliance Officer determines to be MNPI. This kind of blackout may be imposed in connection with a potential acquisition, a financial analyst conference, anticipated positive or negative earnings surprises or other material developments. If you are subject to an event-specific blackout period, you may not engage in transactions in the Company’s securities until notified that the blackout period has ended. The existence of an event-specific blackout will not be generally announced and the existence of an event-specific blackout period may itself constitute MNPI for purposes of this policy. If you are covered by the event-specific blackout, you will be notified by the Corporate Compliance Officer. Any person made aware of an event-specific blackout should not disclose the existence of the blackout to anyone else. 7.4 Pre-clearance of Transactions 7.4.1 Each Restricted Person subject to pre-clearance must refrain from engaging in transactions in the Company’s securities, even at times other than the “quarterly blackout periods” and “event-specific blackout periods” discussed above, without first submitting a request for pre-clearance to the Corporate Compliance Officer and having it approved. If you are a

7 Restricted Person subject to pre-clearance, you must submit a request prior to commencing any transaction, including but not limited to sales, purchases, option exercises, gifts or other transactions in the Company’s securities. If you are a Restricted Person subject to pre-clearance, you will be notified from time to time by the Corporate Compliance Officer of the pre- clearance and other procedures applicable to you. 7.4.2 Restricted Persons subject to pre-clearance will be permitted to proceed with a proposed transaction only after the Corporate Compliance Officer has pre-cleared it and communicated his/her approval in writing or via e- mail. If you are a Restricted Person subject to pre-clearance and your transaction is pre-cleared in accordance with the policy, you will then have three business days to effect the transaction (or, if sooner, before commencement of a quarterly or other blackout period). However, under no circumstance may you engage in transactions in the Company’s securities while you are aware of MNPI about the Company, even if pre- cleared. Thus, if you become aware of MNPI after receiving pre- clearance, but before the transaction has been executed, you must not effect the pre-cleared transaction. If you are subject to pre-clearance, you may not notify your broker of an intent to transact prior to your receipt of pre-clearance. 7.4.3 The Corporate Compliance Officer is under no obligation to approve a request under the pre-clearance procedures provided for under this policy and may determine to reject any request, even if the proposed transaction would not violate the federal securities laws or a specific provision of this policy. Approval of any request under these pre-clearance procedures does not insulate you from liability under the securities laws. Under the law, the ultimate responsibility for determining whether an individual is aware of MNPI about the Company rests with that individual in all cases. 8. 10b5-1 Plans SEC Rule 10b5-1(c) provides an affirmative defense to an allegation that a transaction has been made on the basis of MNPI. Persons who establish written trading plans under this rule (commonly referred to as “10b5-1 plans”) in advance of the transaction and while not in possession of MNPI can avail themselves of this defense. These plans can be useful in enabling insiders to plan ahead without fear that they might become exposed to MNPI that will prevent them from transacting. Transactions executed under valid pre-approved 10b5-1 plans are not subject to the pre- clearance procedures and trading prohibitions, including the quarterly or event-specific blackout periods, under this policy. Covered Persons generally are not required to adopt 10b5-1 plans in order to transact in the

8 Company’s securities, although they may elect to adopt such plans to avail themselves of the protections described above. In addition, certain senior executives, as identified by the Corporate Compliance Officer, will be required to engage in market transactions pursuant to 10b5-1 plans. Covered Persons (other than those who are informed in writing by the Corporate Compliance Officer that they are required to transact solely pursuant to 10b5-1 plans) who have established a valid 10b5-1 plan may transact in Company securities outside of their plans; however, any transaction by such Covered Persons outside of their 10b5-1 plans will be subject to the requirements of this policy, including (i) the prohibition on transacting when in possession of MNPI, (ii) for Restricted Persons, the blackout period restrictions, and (iii) for those Restricted Persons subject to pre-clearance, the requirement for such Restricted Persons to seek pre- clearance from the Corporate Compliance Officer prior to transacting in the Company’s securities. Additionally, Covered Persons with 10b5-1 plans may not trade securities outside of a 10b5-1 plan if those securities are subject to an existing 10b5-1 plan or if such other transaction would cause the affirmative defense of Rule 10b5-1 to be unavailable with respect to any transaction pursuant to a 10b5-1 plan. To qualify as a 10b5-1 plan for purposes of this policy, the plan must be approved in advance by the Corporate Compliance Officer, and you should allow at least five (5) business days for that approval. Such plans must comply with applicable guidelines established by the Corporate Compliance Officer, as may be amended by the Corporate Compliance Officer from time to time, and the person establishing the 10b5-1 plan must certify to the Corporate Compliance Officer in writing, no earlier than two (2) business days prior to the date that the plan is formally established, that (i) such person is not in possession of MNPI concerning the Company; and (ii) the plan complies with the requirements of SEC Rule 10b5-1(c), including that it is being entered into in good faith and not as part of a plan or scheme to evade the prohibitions of the rule. The Corporate Compliance Officer has established the guidelines for 10b5-1 plans, which are attached hereto as Appendix A and which may be amended by the Corporate Compliance Officer from time to time. For more information about how to establish a 10b5-1 plan and applicable guidelines for the adoption and administration of such plans, please contact the Corporate Compliance Officer. The Corporate Compliance Officer is under no obligation to approve any submitted 10b5-1 plan and may determine to reject any plan, even if it complies with SEC Rule 10b5-1(c) and otherwise complies with this policy. 9. Inquiries Any questions about this policy, its application to a proposed transaction, or the requirements of applicable laws should be directed to preclearance@cloverhealth.com. 10. Policy Relating to the Company’s Trading in its own Securities The Company shall not transact in its own securities while in possession of MNPI relevant to the Company if such trade would violate applicable securities laws.

APPENDIX A CLOVER HEALTH INVESTMENTS, CORP. 10B5-1 PLAN GUIDELINES Subject to the satisfaction of certain conditions, the Clover Health Investments, Corp. Insider Trading Policy (the “Insider Trading Policy”) permits transactions in the Company’s securities by Covered Persons thereunder (“insiders”) pursuant to a written contract, letter of instruction or plan that complies with SEC Rule 10b5-1(c) as adopted by the SEC. These 10b5-1 Plan Guidelines provide further guidance for persons who wish to establish a 10b5-1 plan (the “Trading Plan”). These 10b5-1 Plan Guidelines do not apply to the Company entering into a Trading Plan for its own Securities, but any such Trading Plan shall comply with applicable securities laws. Capitalized terms not defined herein shall have the meanings ascribed to them in the Insider Trading Policy. These 10b5-1 Plan Guidelines may be amended by the Corporate Compliance Officer from time to time. 1. Trading Plan Adoption and Operation The Trading Plan must be adopted (i) during an open trading window (i.e., when no quarterly blackout period or event-specific blackout period under the Insider Trading Policy is in effect) and (ii) at a time when the insider is not in possession of MNPI. The Trading Plan should contain a provision explicitly affirming that, (a) as of the adoption date, the insider is not in possession of any MNPI regarding the Company; and (b) the plan complies with the requirements of SEC Rule 10b5-1(c), including that it is being entered into in good faith and not as part of a plan or scheme to evade the prohibitions of the rule (the “Required Representation”). The Trading Plan must comply with Rule 10b5-1 and the Covered Person must act in good faith with respect to the Trading Plan. 2. Company Approval The Trading Plan, including any modification or termination thereof, must be submitted for approval by the Corporate Compliance Officer, who will (i) review the Trading Plan for its compliance with the Insider Trading Policy and these guidelines, (ii) review the Trading Plan for compliance with SEC Rule 10b5-1(c), and (iii) confirm that transactions under the Trading Plan are to be consummated through a broker that is acceptable to the Company. Any approval of a Trading Plan by the Corporate Compliance Officer does not mean that the Company is confirming that the Trading Plan complies with the requirements of Rule 10b5-1. It is the responsibility of each Covered Person establishing a Trading Plan to confirm that the requirements of Rule 10b5-1 are satisfied. 3. Trading Plan Cooling-Off Period (“Cooling-Off Period”) In the case of a Section 16 Person, no purchase or sale may occur under a Trading Plan until the expiration of a cooling-off period ending on the later of (1) 90 days after the adoption of the Trading Plan or (2) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the Trading Plan was adopted (or, if earlier, 120 days after the adoption of a Trading Plan). In the case of any other Covered Person, no purchase or sale may occur under a Trading Plan until the expiration of a cooling-off period that is 30 days after the adoption of the Trading Plan.

10 4. Overlapping Plans A Covered Person may not enter into multiple Trading Plans providing for transactions during overlapping periods except with respect to (1) separate contracts with different broker dealers or other agents acting on behalf of the Covered Person that may be treated as a single plan and (2) a Trading Plan providing for an eligible sell-to-cover transaction, in each case as allowed under Rule 10b5-1. For the avoidance of doubt, a Covered Person may enter into one later- commencing Trading Plan under which trading is not authorized to begin until after all trades under an earlier-commencing Trading Plan are completed or expire without execution. 5. Single-Trade Plans If a proposed new Trading Plan is designed to effect an open market purchase or sale of the total amount of securities subject to that plan in a single transaction (a “Single-Trade Plan”), the proposed new Single-Trade Plan may not be entered into if the Covered Person wishing to enter into the new Single-Trade Plan has, during the prior 12-months, previously adopted another Single-Trade Plan. However, the above limitation on multiple Single-Trade Plans in any 12-month period does not apply if a proposed new Single-Trade Plan is designed solely to execute an “eligible sell-to-cover transaction.” 6. Trading Plan Modification Frequent modifications may suggest that the insider is trading on the basis of MNPI under the guise of a Trading Plan. Therefore, the Company is limiting modifications to a Trading Plan in the following ways: 6.1 Any Trading Plan modification must be approved by the Corporate Compliance Officer. 6.2 The modification must be adopted (i) during an open trading window and (ii) at a time when the insider is not in possession of MNPI. 6.3 Any modification or change to the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan is considered a termination of such Trading Plan and the adoption of a new Trading Plan and will require the Covered Person to provide a new Required Representation. The modification of a Trading Plan will also trigger a new Cooling-Off Period, unless the modification does not change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased, or the timing of transactions under a Trading Plan (such as an adjustment for stock splits or a change in account information). 7. Specific Trading Schedules 7.1 The Company encourages trading schedules to provide for a pattern of regular trades occurring over time to minimize any inference that the insider sought to exploit MNPI and to avoid the occasional high-volume sales that, if they turn out to precede bad news, might concern the SEC and private securities class action plaintiffs.

11 7.2 The Company’s Corporate Compliance Officer will approve Trading Plans only to the extent that the Trading Plan clearly specifies the amount, pricing and timing of transactions (including by formula or algorithm, which must be straightforward in design and simple to implement). The Corporate Compliance Officer has sole discretion to determine if the requirements set forth in this item are met. 7.3 If the specified number of shares is not sold on a designated date for sale pursuant to a trading schedule, the unsold shares may be added to the order(s) for the following designated date of sale on a trading schedule; provided that the number of shares added to the subsequent date of sale on the trading schedule shall be limited to no more than the number of shares originally intended to be sold on this subsequent date of sale. For example, if an individual has 5,000 aggregated, unsold shares under the plan but the trading schedule provides for only 1,000 shares to be sold per trading interval, the aggregation feature outlined in this Section 7.3 shall allow for trading of up to 2,000 shares in each trading interval thereafter until such time as the 5,000 aggregated, unsold shares under the trading plan have been sold. 8. Plan Suspension & Termination Trading Plans should include a provision that automatically suspends trading under the plan upon notice of suspension from the Company triggered by certain events. Events contemplated by such notice include underwritten public offerings by the Company and acquisition of the Company. Trading Plans should also include a provision automatically terminating the plan at some future date. Longer plans are recommended but a Trading Plan should, in any event, be at least a year long. A Trading Plan is deemed terminated upon the expiration of its term or the sale of all the Company securities subject to the Trading Plan. A Trading Plan may be terminated by a Covered Person before expiration of its term or the sale of all the Company securities subject to the Trading Plan (an “early termination”) only after receipt of approval from the Corporate Compliance Officer. In addition, a Covered Person may not terminate a Trading Plan while in possession of MNPI. In addition, any Trading Plan must provide for automatic termination in the event of death, a personal bankruptcy filing, the filing of a divorce petition, employment termination (in which case such automatic termination will occur at the beginning of the next open trading window), the last scheduled sale of shares or the completed sale of all shares subject to the Trading Plan, the public announcement of a merger, recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Company into shares of another company, or the conversion of the Company’s securities into rights to receive fixed amounts of cash or into debt securities and/or preferred stock (whether in whole or in part).

12 9. Plan Brokers All Trading Plans must be implemented through a broker pre-approved by the Corporate Compliance Officer and Chief Financial Officer. An insider must not communicate any MNPI about the Company to the broker, or attempt to influence how the broker exercises his or her discretion in any way. 10. Reporting & Compliance Issues Certain insiders must still comply with SEC Rule 144, Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended, and all applicable reporting requirements. As such, Section 16 Persons must, upon the request of the Corporate Compliance Officer, provide to the Corporate Compliance Officer an analysis of how the proposed trades under the Trading Plan comply with SEC Rule 144 and Section 16, to the extent applicable. Trading Plans for Section 16 Persons should include a provision stating that the insider will deliver to the Trading Plan broker Form 144s, and any other forms requested by the broker, and authorize the broker to submit the Form 144s to the SEC and to notify the Company of all trades on the insider’s behalf on the same day on which the trade occurs, to permit the Company to reasonably assist the Section 16 Person in filing a Form 4 in the required two business days.